EXHIBIT 7

Directors and Executive Officers of IDT Corporation

Set forth below are the name, position, present principal occupation or employment and business address of each director and executive officer of IDT Corporation (“IDT”). Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to employment with IDT. The business address and telephone number of each person listed below is c/o IDT Corporation, 520 Broad Street, Newark, New Jersey 07012, telephone: (973) 438-1000. Each person listed below is a citizen of the United States.

Name	Position	Principal Occupation
Howard S. Jonas	Chairman of the Board and Director	Chairman of the Board

James A. Courter	Chief Executive Officer, Vice Chairman of the Board and Director	Chief Executive Officer, Vice Chairman of the Board and Director

Ira A. Greenstein	President and Director	President

Stephen R. Brown	Chief Financial Officer, Treasurer and Director	Chief Financial Officer, Treasurer and Director

Marcelo Fischer	Chief Accounting Officer and Controller	Chief Accounting Officer and Controller

Joyce J. Mason	Senior Vice President, General Counsel, Secretary and Director	Senior Vice President, General Counsel, Secretary and Director

Marc E. Knoller	Senior Vice President and Director	President and Chief Operating Officer of IDT Media, Inc.

Moshe Kaganoff	Executive Vice President of Strategic Planning and Director	Executive Vice President of Strategic Planning

Morris Lichtenstein	Chief Operating Officer	Chief Operating Officer

Morris Berger	Executive Vice President of Business Development	Executive Vice President of Business Development

Yona Katz	Executive Vice President of Business Development	Executive Vice President of Business Development

Kathleen B. Timko	Executive Vice President of Technology	Executive Vice President of Technology

Ely D. Tendler	Chief Legal Officer	Chief Legal Officer

Douglas W. Mauro	Chief Tax Officer	Chief Tax Officer

Stephanie Greene	Assistant Secretary	Assistant Secretary

J. Warren Blaker	Director	Professor, Fairleigh Dickinson University

Name	Position	Principal Occupation
Rudy Boschwitz	Director	Chairman of the Advisory Committee of the Center for Global Food Issues; Former U.S. Senator

Saul K. Fenster	Director	President Emeritus of the New Jersey Institute of Technology

Jack F. Kemp	Director	Co-Director of Empower America, former U.S. Congressman and former Secretary of Housing and Urban Development

Michael J. Levitt	Director	Chairman and Chief Executive Officer of Stone Tower Capital LLC

Jeane J. Kirkpatrick	Director	Professor of Government at Georgetown University and former Permanent Representative of the U.S. to the United Nations

Slade Gorton	Director	Of Counsel, Preston Gates & Ellis LLP.

James S. Gilmore III	Director	Partner, Kelley Drye & Warren LLP and former Governor of Virginia